Exhibit 21.1

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

SUBSIDIARIES OF THE REGISTRANTS

				Wholly Owned Direct or Indirect
				Subsidiaries Carrying on the Same
				Line of Business as Named Subsidiary
				Operating	Operating
	Jurisdiction of		Line of	in the	in Foreign
Name	Organization	Parent	Business	United States	Countries
Starwood Hotels & Resorts Worldwide, Inc. (SH&RWI)	Maryland	—	Lodging	282	22
HOT Global Holdings SCS (HGH)	Luxembourg	SH&RWI	Lodging	0	1
HOT International Holding Sarl (HIH)	Luxembourg	HGH	Lodging	0	1
HOT Luxembourg Holding Sarl (HLH)	Luxembourg	HIH	Lodging	0	2
Starwood International Holding SARL (SIH)	Luxembourg	HLH	Lodging	7	46
Starwood Italia S.r.l.	Italy	SIH	Lodging	0	14
Starwood International Licensing Co SARL (SILC)	Luxembourg	HLH	Lodging	1	7
Starwood Asia Pacific Hotels & Resorts Pte Ltd	Singapore	SILC	Lodging	0	13
SII Real Estate Holdings, Inc. (SRE)	Delaware	SH&RWI	Lodging	7	27
Starwood Finance Luxembourg SARL	Luxembourg	SRE	Lodging	0	1
Starwood Vacation Ownership, Inc. (SVO)	Florida	SH&RWI	Lodging	72	22
Sheraton Flex Vacations, LLC	Florida	SVO	Lodging	0	0

NOTE: The names of some consolidated wholly owned subsidiaries of the Corporation carrying on the same line of business as other subsidiaries named above have been omitted, the number of such omitted subsidiaries operating in the United States and in foreign countries being shown. Also omitted from the list are the names of other subsidiaries that, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

EXHIBIT 21.1 (Continued)

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

ASSUMED NAMES REPORT

Arizona
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Aloft Tucson University

Colorado
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	St. Regis Aspen

Connecticut
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Stamford Hotel

Georgia
Entity name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	W Atlanta W Buckhead Downtown and Midtown

Hawaii
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Kauai
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Keauhou Bay Resort & Spa
Starwood Hotels & Resorts Worldwide, Inc.	The Westin Maui Resort & Spa

Illinois
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	The Tremont Chicago Hotel

New York
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	W New York Union Square
Starwood Hotels & Resorts Worldwide, Inc.	W New York Times Square

Pennsylvania
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Aloft Philadelphia Airport
Starwood Hotels & Resorts Worldwide, Inc.	Four Points by Sheraton Philadelphia Airport
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Suites Philadelphia Airport
Starwood Hotels & Resorts Worldwide, Inc.	The Westin Philadelphia

Washington
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	W Seattle
Starwood Hotels & Resorts Worldwide, Inc.	The Westin Seattle